Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 17, 2013, with respect to the consolidated financial statements, schedules and internal control over financial reporting included in the Annual Report of Gordmans Stores, Inc. on Form 10-K for the year ended February 2, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Gordmans Stores, Inc. on Forms S-8 (File No. 333-175204, effective June 29, 2011) and Amendment No. 1 to Form S-3 (File No. 333-180605, effective May 8, 2012).

/s/ GRANT THORNTON LLP

Kansas City, Missouri

April 17, 2013